FIRST AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN)

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (SECOND LIEN) (the "Amendment"), dated as of February 11, 2013, is among ELIZABETH ARDEN, INC., a Florida corporation (the "Borrower"), and JPMORGAN CHASE BANK, N.A. (the "Bank").

RECITALS:

          A.     The Borrower and the Bank have entered into that certain Credit Agreement (Second Lien) dated as of June 12, 2012 (such agreement, as the same may be amended or otherwise modified, the "Agreement").

B. The Borrower has requested that the Bank amend certain provisions of the Agreement and the Bank has agreed to do so on and subject to the terms set forth herein.

          NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1 Amendment to Section 1.01 of the Agreement. Each of the following definitions contained in Section 1.01 of the Agreement is amended in its entirety to read as follows:

"Commitment" means the obligation of the Bank to make advances of funds to the Borrower under Section 2.01 hereto in the aggregate principal amount not to exceed $30,000,000 outstanding at any time.

"Loan" means, collectively, each of the advances made under Section 2.01 hereto.

"Termination Date" means June 12, 2014.

Section 2.2 Addition to Section 1.01 of the Agreement. The following definition is added to Section 1.01 of the Agreement in proper alphabetical order and shall read as follows:

          "Commitment Fee Rate" means, as of any date referenced in Section 2.12, a rate equal to: (i) 0.375% if the average Unused Utilization for the calendar quarter then most recently ended is greater than 50% and (ii) 0.25% if the average Unused Utilization for the calendar quarter then most recently ended is equal to or less than 50%. The term "Unused Utilization" means, as of any date, the percentage obtained by: (a) dividing (i) the difference of the Bank's Commitment minus outstanding principal amount of the Loan on such date by (ii) the Bank's Commitment and (b) multiplying the resulting

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quotient by 100. The Commitment Fee Rate shall be 0.375% for the period from February 11, 2013 until the first Domestic Business Day of the quarter following the day when the Compliance Certificate required in connection with the quarterly financial statements for the fiscal quarter ended March 31, 2013 is delivered.

Section 2.3. Amendment to Section 2.01 of the Agreement. Section 2.01 of the Agreement is amended in its entirety to read as follows:

          Section 2.01. Commitments to Lend. From the period from the Effective Date to but excluding the Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make advances to the Borrower from time to time in amounts that will not result in the outstanding principal amount of the Loan exceeding the Bank's Commitment. Within the foregoing limits, the Borrower may borrow under this subsection, repay, or, to the extent permitted by Section 2.08, prepay Loans and reborrow at any time prior to the Termination Date. Each advance under the Loan shall be made in Dollars. After giving effect to a payment of $30,000,000 by the Borrower on February 11, 2013, the outstanding principal amount of the Loan as of February 11, 2013 is $0.00.

Section 2.4. Amendment to Section 2.02 of the Agreement. Section 2.02 of the Agreement is amended in its entirety to read as follows:

          Section 2.02. Notice of Borrowings. Borrower shall give the Bank written notice ("Notice of Borrowing") not later than 11:00 a.m. (New York, New York time) on (a) the date of any Base Rate Borrowing or (b) three (3) LIBOR Business Days before any LIBOR Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing;

(ii) the aggregate amount of such Borrowing (which must be in a minimum amount of $500,000 or a larger multiple of $100,000);

(iii) whether such advance under the Loan are to be Base Rate Borrowings or LIBOR Borrowings or any combination thereof; and

(iv) in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.5. Amendment to Section 2.03 of the Agreement. Section 2.03 of the Agreement is amended in its entirety to read as follows:

          Section 2.03. Funding of Loan. Not later than 1:00 p.m. (New York City time) on the date of an advance under the Loan, the Bank shall make such advance available to the Borrower by promptly crediting the amount thereof, in funds immediately available, by wire transfer, automated clearing house debit or interbank transfer to the Agent under the Revolving Credit Agreement for application as a prepayment of the amounts outstanding thereunder.

Section 2.6. Amendment to Section 2.06(a) of the Agreement. Clause (a) of Section 2.06 of the Agreement is amended in its entirety to read as follows:

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          (a)    Base Rate Borrowing. Each Base Rate Borrowing shall bear interest on the outstanding principal amount thereof, for each day from the date such Borrowing is made until it becomes due or is converted to a Borrowing of another Type, at a rate per annum equal to the Base Rate for such day plus one and three-quarters percent (1.75%). Such interest shall be payable monthly in arrears on the first Domestic Business Day of each month and, with respect to the principal amount of any Base Rate Borrowing converted to a LIBOR Borrowing, on the date such Base Rate Borrowing is so converted.

Section 2.7. Amendment to Section 2.06(b) of the Agreement. Clause (b) of Section 2.06 of the Agreement is amended in its entirety to read as follows:

          (b)    LIBOR Borrowing. Each LIBOR Borrowing shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate plus three and one- quarter percent (3.25%). Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

Section 2.8. Amendment to Section 2.08 of the Agreement. Section 2.08 of the Agreement is amended in its entirety to read as follows:

          Section 2.08.    Prepayments. Subject to the restrictions contained in Section 5.21(c) of the Revolving Credit Agreement, the Borrower may, upon at least one Domestic Business Day's notice (or, if such prepayment is made prior to noon, on the same day or in the case of a LIBOR Borrowings, two LIBOR Business Days' notice) to the Bank, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

Section 2.9. Addition to Article II of the Agreement. A new Section 2.12 is added to the Agreement immediately following Section 2.11 thereto and such new Section 2.12 shall read as follows:

          Section 2.12.    Commitment Fee. The Borrower shall pay to the Bank a commitment fee at the applicable per annum Commitment Fee Rate. Such commitment fee shall accrue from and including February 11, 2013 to, but excluding, the date on which the Bank's Commitment expires or terminates, on the daily average unused portion of the Bank's Commitment. The Bank shall determine the Commitment Fee Rate applicable from time to time hereunder. Accrued commitment fees under this Section shall be payable quarterly in arrears on (a) the third Domestic Business Day following the last day of March, June, September and December in each year, commencing on the first such date that occurs after February 11, 2013 and (b) the date on which the Bank's Commitment expires or terminates. The Bank shall determine the amount of accrued fees payable hereunder on each payment date and notify the Borrower thereof.

Section 2.10. Amendment to Section 3.02 of the Agreement. Section 3.02 of the Agreement is amended in its entirety to read as follows:

Section 3.02 Advances under the Loan. The obligation of the Bank to make any advance under the Loan is subject to the satisfaction of the following additional conditions:

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(a) receipt by the Bank of a Notice of Borrowing as required by Section 2.02;

(b) after giving effect to such advance under the Loan, the aggregate principal amount of the Loan outstanding shall not exceed the Commitment;

(c) the fact that, immediately before and after such advance under the Loan is made, no Default shall have occurred and be continuing; and

          (d)    the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true in all material respects (which materiality exception will not apply to representations and warranties qualified by materiality standards) on and as of the date such advance under the Loan is made.

The request to make the Loan shall be deemed to be a representation and warranty by the Borrower on the date of the Loan is made as to the facts specified in clauses (b), (c) and (d) of this Section.

ARTICLE III.

Conditions Precedent

          Section 3.1.    Conditions. The effectiveness of Article II of this Amendment is subject to the satisfaction of the following conditions precedent (the date upon which such conditions precedent are satisfied, the "Effective Date"):

(a) The Bank shall have received this Amendment duly executed by the Borrower;

(b) The Bank shall have received all fees due and payable pursuant to Section 8.03 of the Agreement to the extent invoiced at least two (2) Business Days prior to the Effective Date;

          (c)    The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to an earlier date (which representations and warranties shall be true and correct in all material respects as of such earlier date); and

(d) No Default shall exist.

ARTICLE IV.

Miscellaneous

          Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Bank agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

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          Section 4.2    Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows: (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (which materiality exception will not apply to representations qualified by materiality standards) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to an earlier date (which representations and warranties are true and correct in all material respects as of such earlier date).

          Section 4.3.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

          Section 4.4.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

          Section 4.5.    Expenses of Bank. To the extent set forth in Section 8.03 of the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the reasonable costs and fees of the Bank's legal counsel provided it sends an invoice to the Borrower beforehand and addresses reasonable questions

          Section 4.6.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          Section 4.7.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

          Section 4.8.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Bank, the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. Any assignment in violation of this Section 4.8 shall be void.

          Section 4.9.    Effectiveness; Counterparts. This Amendment shall become effective when the Bank shall have received this Amendment duly executed by the Borrower and the Bank. This Amendment may be executed in one or more counterparts and on telecopy or other electronic counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

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          Section 4.10.Effect of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11.Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          Section 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

ELIZABETH ARDEN, INC., as the Borrower

By:	/s/Marcey Becker

Marcey Becker, Senior Vice President, Finance &Corporate Development

JPMORGAN CHASE BANK, N.A. (formerly JPMorgan Chase Bank), as the Bank

By:	/s/ Christy L. West

Christ L. West, Authorized Officer

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